Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 (no. 333-______) of our report dated march 5, 1999 relating to the financial statements and the financial statement schedule, which appear in the Castle Dental Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.


                                                      PricewaterhouseCoopers LLP

Houston, Texas
June 25, 1999

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